United States

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2004

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Item 7.	Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release of the registrant dated April 6, 2004.

Item 12.	Results of Operations and Financial Condition

On April 6, 2004, Huttig Building Products, Inc. issued a press release announcing that it expects to report net income of $0.14 per diluted share on sales of approximately $243 million for the first quarter of 2004, updating its earlier guidance of net income per diluted share of $0.05 to $0.08 on sales of $220 to $225 million for the quarter. The company also announced a change in its full year guidance, reporting that it now expects net income to range between $0.75 and $0.85 per diluted share on sales of $970 to $980 million for the full year of 2004. A copy of the press release is furnished herewith as Exhibit 99.1.

This Current Report on Form 8-K contains forward-looking information as defined by the Private Securities Litigation Reform Act of 1995. This information presents management’s expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information. Some of such factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.

(Registrant)

Date: April 6, 2004

/s/ Thomas S. McHugh

Thomas S. McHugh Vice President—Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated April 6, 2004.